                        SETTLEMENT AND RELEASE AGREEMENT

         THIS AGREEMENT (this "Agreement"),  dated as of the __ day of ________,
2001, between Cheshire  Distributors,  Inc., a Delaware  corporation,  having an address at 1599 Post Road East,  Westport,  Connecticut  06880 (the  "Company"),
_____________________________________________________________ (the "Creditor").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS,  the  Company is  indebted  to the  creditor  in the amount of
___________ (the "Outstanding Balance ");

         WHEREAS,  the  Company  has  requested  that  upon  a cash  payment  of
$___________ (the "Cash Payment") to Creditor and the issuance by the Company to
Creditor of ___________ shares of the Company's common stock (the "Shares"), the
Outstanding Balance be deemed paid and satisfied in full;

         WHEREAS,  the Creditor is willing to accept the Cash Payment and Shares in full satisfaction of the Outstanding Balance; and

         NOW, THEREFORE,  for good and valuable  consideration,  the receipt and sufficiency of which the parties hereto hereby  acknowledge,  the parties hereto hereby agree as follows:

         1. Cash  Payment.  As a condition of the  foregoing  settlement, upon full execution of this  Agreement,  the Company shall make the Cash Payment to Creditor,  representing a reduction of the amounts due to Creditor by Company under the Outstanding Balance.

         2.   Issuance  of  Shares.  As  a  condition  of  the  foregoing settlement,  upon full execution of this Agreement,  the Company shall issue the
Shares to Creditor.

         3.  Satisfaction  and Release.  Upon payment of the Cash Payment and the  delivery of the Shares to Creditor,  the Company  shall have no further obligation  or liability to Creditor,  and the Company and its  Chairamn,  Chief
Executive Officer, officers,  directors,  affiliates and agents and their heirs, successors  and assigns shall  therewith be released of any and all liability or obligations to Creditor of any nature.

         4.  Consequences of Bankruptcy. In the event that the Company is placed into an  involuntary  or voluntary  bankruptcy  proceeding,  the Creditor agrees hereby that it votes in favor of a plan of  reorganization or liquidation of the Company (the "Plan") which  provides for the same  percentage and prorata amount of cash payment and common stock  issuance as provided in this  Agreement to be paid to all creditors in the same class as the  Creditor.  Notwithstanding the  foregoing,  this  Section 4 shall  only be  operative  in a  bankruptcy  if two-thirds  in dollar  amount and more than  one-half  in number of the  current outstanding  creditors  of the  Company  in the same  class  and  status  as the
Creditor have entered into  Settlement  and Release  Agreements  similar to this
Agreement  that provide for a settlement  and  compromise  of their claim in the same  percentage  as  agreed  by the  Creditor  prior to the  filing of any such bankruptcy petition.

Settlement and Release Agreement

         5.  Authority.  Creditor warrants that no other person or entity has claimed or now claims any  interest in the  subject of this  Agreement,  and that  Creditor  has the sole  right and  exclusive  authority  to  execute  this
Agreement and to receive the aforesaid  consideration  and that he has not sold, assigned or  otherwise  transferred  to any other  person or entity,  any claim, lien, demand, cause of action, obligation, damage or liability covered hereby.

         6. Miscellaneous. This Agreement shall be binding upon and inure to the  benefit of the parties  hereto and their  respective  heirs,  executors, administrators,  agents, employees, attorneys, successors, devisees and assigns.
The recitals in this Agreement shall form a substantive  part of this Agreement.
This  Agreement  may not be  changed  or  terminated  orally  nor may any of its provisions be waived except by an agreement in writing signed by the party to be charged. If any term or provision of this Agreement shall be held to be invalid, illegal  or  unenforceable  in any  respect  or  under  any  circumstances,  the remainder of this Agreement and the application  thereof to other  circumstances shall not be affected and shall be enforceable  to the fullest extent  permitted by law.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement as of the day and year first written above.

CHESHIRE DISTRIBUTORS, INC.               CREDITOR:

By:____________________________           ____________________________
   Name:  Gilad Gat                       Name:
   Title: Vice President                  Title: